UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2024

SCEPTER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53336	01-0884561
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5490 S. Rainbow Blvd,

Las Vegas, Nevada 89118

(Address of principal executive offices, Zip Code)

(775) 375-1500

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRZL	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 2, 2024, Scepter Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing it signed a Letter of Intent (the “Letter of Intenet”) to acquire Matchpoint Connection, LLC (“Matchpoint”), subject to the terms and conditions set forth therein. There can be no assurances the Company will complete the acquisition of Matchpoint, or the timing of the closing of an acquisition of Matchpoint. The Letter of Intent will terminate if the parties do not enter into a definitive purchase agreement in the 90-day period following the date of the Letter of Intent, unless the parties mutually agree to extend such period. A copy of the Press Release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

(d) Exhibits

Exhibit No.	Document
99.1	Press Release dated December 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2024	SCEPTER HOLDINGS, INC.

/s/ Samuel Adam Nicosia
	By:	Samuel Adam Nicosia
	Its:	Chief Executive Officer